UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2015

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Lakeside Drive, Ste. 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On February 2, 2015, PhotoMedex, Inc. (the “Company”) issued a press release entitled “PHOTOMEDEX SELLS LCA-VISION SUBSIDIARY TO VISION ACQUISITION, LLC FOR $40 MILLION” announcing the sale of its LCA-Vision subsidiary to Vision Acquisition, LLC for $40 million in cash.  Excluding working capital adjustments and professional fees, PhotoMedex will realize net proceeds of approximately $35.3 million.  The Company’s secured creditors as well as its board of directors have approved this transaction, which closed effective as of January 31, 2015.  LCA-Vision operates 59 LasikPlus® vision centers in the U.S., including 51 full-service LasikPlus fixed-site laser vision correction centers and eight pre- and post-operative LasikPlus® satellite centers.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS.

99.1  Press Release dated February 2, 2015 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	February 2, 2015	By:	/s/ Dolev Rafaeli

Dolev Rafaeli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	PHOTOMEDEX SELLS LCA-VISION SUBSIDIARY TO VISION ACQUISITION, LLC FOR $40 MILLION, dated February 2, 2015.